Exhibit 99.1

Company Contacts:	Investor Relations:
Cameron Way	Scott Liolios or Matt Glover
Chief Financial Officer	Liolios Group, Inc.
Tel 206-373-9034	Tel 949-574-3860
cway@onvia.com	info@liolios.com

Onvia Reports Second Quarter 2010 Results

Revenue Up 10% y/y to $6.8 Million; Annual Contract Value per Client Up 26%

SEATTLE, WA — August 5, 2010 — Onvia, Inc. (NASDAQ: ONVI), a leading provider of comprehensive government business market intelligence, reported financial results for the second quarter ended June 30, 2010.

Q2 2010 Highlights

•	Revenue up 10% to $6.8 million vs. Q2 2009

•	Gross margin increased 15% over Q2 2009 to $5.8 million

•	Adjusted EBITDA loss of $189,000 vs. adjusted EBITDA of $301,000 in Q2 2009

•	Net loss of $1.1 million vs. net loss of $197,000 in Q2 2009

•	Adjusted EBITDA loss and net loss included $1.3 million in unusual charges

•	Annual Contract Value up 11% to $24.1 million vs. Q2 2009

Q2 2010 Operational Performance Summary

	Q2 10	Q1 10	Change %	Q2 09	Change %

Annual Contract Value (ACV) (in millions)	$24.1	$24.4	-1%	$21.7	11%
Total Clients	7,500	7,800	-4%	8,500	-12%
High Value Clients (excluding entry-level Metro)	7,200	7,500	-4%	8,000	-10%
Annual Contract Value per Client (ACVC)	$3,225	$3,119	3%	$2,567	26%
Quarterly Contract Value per Client (QCVC)	$3,549	$3,259	9%	$2,806	26%

Second Quarter Results

Revenue for the second quarter of 2010 decreased 2% to $6.8 million from $7.0 million in the previous quarter and increased 10% from $6.2 million in the same year-ago period.

Sequential quarter revenue decreased due to lower client retention rates, particularly with first-year clients that the company believes were testing the public sector as a potential market and did not renew. The year-over-year improvement in revenue was due primarily to improvement in Annual Contract Value (ACV). ACV represents the aggregate annual revenue value of the company’s subscription contracts. ACV increased 11% to $24.1 million from $21.7 million in the same year-ago quarter, but decreased 1% from $24.4 million in the previous quarter (for more information about ACV, see “About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC),” below).

A significant driver of ACV is Annual Contract Value per Client (ACVC), which increased 3% to an average of $3,225 per client from the previous quarter and increased 26% from the second quarter of 2009. ACVC improved in the second quarter, in part by targeting higher value clients and because non-renewals were weighted toward smaller clients.

At the end of the second quarter, the company’s total client base, excluding the entry-level metropolitan product, decreased 4% to 7,200 from 7,500 in the previous quarter, and decreased 10% from 8,000 in the

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same year-ago period. The sequential and year-over-year decrease in the customer base is primarily attributed to a decline in the company’s client retention rates of first year, smaller clients.

Operating expenses in the second quarter of 2010 increased 16% to $6.9 million from $5.9 million in the previous quarter and increased 33% from $5.2 million in the same year-ago quarter. The increase is due, in part, to the non-cash write-off of capitalized software development costs related to Onvia’s private sector data offering that totaled $967,000, and an aggregate of $363,000 for the company’s chairman and CEO Mike Pickett’s transition payment, executive search fees, and sales reorganization costs.

For the second quarter of 2010, net loss was $1.1 million versus net income of $17,000 in the previous quarter and a net loss of $197,000 in the second quarter of 2009.

Adjusted EBITDA loss (Earnings before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) for the quarter was $189,000, compared to adjusted EBITDA of $693,000 in the previous quarter and $301,000 in the same year-ago period (for more information about Adjusted EBITDA, see “Use of Non-GAAP Financial Information” below).

Cash, cash equivalents and short-term investments totaled $13.0 million at June 30, 2010, compared to $13.3 million at March 31, 2010.

At the consent of its board of directors, the company withheld shares in lieu of cash to cover federal income taxes due upon Mr. Pickett’s option exercises. The company disbursed $427,000 to cover the related tax obligation on Mr. Pickett’s options exercised during the quarter.

Management Commentary

In 2009, enthusiasm for the American Recovery and Reinvestment Act (ARRA) encouraged a significant number of small companies to explore opportunities in the public sector. As a result, Onvia signed many new, predominantly smaller companies, which accelerated top line revenue growth. After the first year, these same small clients are renewing at lower than historical rates. Lower client retention rates have negatively impacted Onvia’s results for the last three sequential quarters.

Government is going to increasingly rely on the private sector to fulfill more of its functions. In the second quarter of 2010, Onvia consolidated its existing suite of products to focus exclusively on the gBusiness sector, and will no longer position private sector data as a differentiator within its gBusiness solution. The company believes a targeted suite of products will enhance its ability to execute its gBusiness growth strategy.

In June 2010, Onvia launched its latest product, Spending Forecast Center, which provides insight into capital improvement plans by agencies within the top 366 metropolitan statistical areas in the United States. Spending Forecast Center provides valuable, early stage information on future capital spending used by larger corporations to execute their gBusiness strategies. Onvia has a second, up-market product release planned for the fourth quarter of 2010.

Onvia continues its search for a new chief executive officer to replace Mr. Pickett, who announced his retirement as the company’s CEO effective at the end of 2010. Mr. Pickett will provide transitional leadership as needed through the end of this period. Onvia’s search committee is evaluating both internal and external CEO candidates.

Conference Call

Onvia’s Board of Directors has decided to suspend management conference calls while it conducts its CEO search. Therefore, Onvia has canceled its previously announced conference call scheduled for tomorrow, August 6 at 4:30 p.m. Eastern time. Please reference the company’s Form 10-Q, which will be filed next week, for additional discussion and analysis on the second quarter 2010 results, or contact Liolios Group at 949-574-3860 or info@liolios.com for further information.

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income,

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operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines adjusted EBITDA as net income/(loss) before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation. Other companies (including the company’s competitors) may define adjusted EBITDA differently. The company presents adjusted EBITDA because it believes adjusted EBITDA to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in similar industries and size. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results. Investors should not consider adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of GAAP Income (Loss) to adjusted EBITDA (Loss) for the periods indicated.

Onvia, Inc.

Reconciliation of GAAP Income (Loss) to Adjusted EBITDA (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
GAAP net income (loss)	$(1,082)	$17	$(197)

Reconciling items from GAAP to adjusted EBITDA (loss)
Interest income, net	55	16	8
Taxes	—	—	—
Depreciation and amortization	775	689	388
Amortization of stock-based compensation	63	(29)	102

Adjusted EBITDA (loss)	$(189)	$693	$301

About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC)

The company also supplements its financial statements in this release and in its annual report on Form 10-K and quarterly reports on Form 10-Q with a calculation of Annual Contract Value (ACV), which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (ACVC) and the number of clients. Most of the company’s revenues are generated from subscription contracts, which are typically prepaid and have a minimum term of one year, with revenues recognized ratably over the term of the subscription. The company also receives revenues from multi-year content reseller licenses, management reports, document download services, and list rental services, which are not included in the calculation of ACV. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations. Quarterly Contract Value per Client (QCVC) is similar to ACVC, but represents the average annual contract value of all new and renewing client transactions signed during the quarter only. Management also uses QCVC as a basis for planning and forecasting, and believes it is useful in understanding core business trends.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “intend,” “plan,” “expect,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements the company made regarding its 2010 new product launch plan and plan to increase penetration into the larger business segment. These statements are based on management’s current expectations and beliefs and, because such statements relate to the future, are subject to risks and uncertainties that are difficult

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to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements in this release and we caution you against relying on any of these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s investments in sales and marketing, technology infrastructure, product development and content collection and sourcing fail to improve sales penetration and client retention rates; Onvia’s technology fails to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data; disruptions with Onvia’s outsourcing relationships fail to decrease incremental expense and delays product delivery schedules; client adoption of new and higher valued products is slower than expected; and Onvia fails to increase the number of clients and/or Annual Contract Value. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in the company’s 2009 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Any forward-looking statement made by the company in this presentation is as of the date indicated. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for the company to predict all of them. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments, except as may be required by law.

About Onvia, Inc.

For more than a decade Onvia has been the leading provider of comprehensive government business market intelligence in the United States. Thousands of companies rely on Onvia’s customized information services to grow sales opportunities, understand buyer and seller activities, and research markets. For information, call 1-800-331-2320 or visit www.onvia.com. To view Economic Recovery-funded projects tracked by Onvia, visit www.recovery.org.

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Onvia, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2010	December 31, 2009
	(Unaudited)
	(In thousands, except share data)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,312	$1,647
Short-term investments, available-for-sale	7,648	12,632
Accounts receivable, net of allowance for doubtful accounts of $92 and $119	1,504	1,687
Prepaid expenses and other current assets, current portion	545	716
Reimbursable tenant improvements	147	147
Security deposits, current portion	135	135

Total current assets	15,291	16,964

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation	1,536	1,226
Security deposits, net of current portion	134	269
Internal use software, net of accumulated amortization	6,264	6,615
Prepaid expenses and other assets, net of current portion	9	20

Total long term assets	7,943	8,130

TOTAL ASSETS	$23,234	$25,094

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,480	$1,585
Accrued expenses	1,060	1,268
Obligations under capital leases	—	6
Unearned revenue, current portion	10,966	11,275
Deferred rent, current portion	90	88

Total current liabilities	13,596	14,222

LONG TERM LIABILITIES:
Unearned revenue, net of current portion	475	270
Deferred rent, net of current portion	787	832

Total long term liabilities	1,262	1,102

TOTAL LIABILITIES	14,858	15,324

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,424,626 and 8,283,296 shares issued; and 8,424,600 and 8,283,270 shares outstanding	1	1
Treasury stock, at cost: 26 and 26 shares	—	—
Additional paid in capital	352,279	352,615
Accumulated other comprehensive income / (loss)	4	(3)
Accumulated deficit	(343,908)	(342,843)

Total stockholders’ equity	8,376	9,770

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,234	$25,094

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Onvia, Inc.

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2010 and June 30, 2009

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
	(In thousands, except per share data)		(In thousands, except per share data)
Revenue
Subscription	$5,881	$5,408	$11,906	$10,399
Content license	661	550	1,326	1,130
Management information reports	209	194	427	456
Other	90	64	169	117

Total revenue	6,841	6,216	13,828	12,102

Cost of revenue	1,090	1,228	2,154	2,453

Gross margin	5,751	4,988	11,674	9,649

Operating expenses:
Sales and marketing	3,685	3,237	7,467	6,717
Technology and development	885	664	1,785	1,398
General and administrative	2,318	1,292	3,558	2,373

Total operating expenses	6,888	5,193	12,810	10,488

Loss from operations	(1,137)	(205)	(1,136)	(839)

Interest and other income, net	55	8	71	11

Net loss	$(1,082)	$(197)	$(1,065)	$(828)

Unrealized gain / (loss) on available-for-sale securities	2	(1)	2	(1)

Comprehensive loss	$(1,080)	$(198)	$(1,063)	$(829)

Basic net loss per common share	$(0.13)	$(0.02)	$(0.13)	$(0.10)

Diluted net loss per common share	$(0.13)	$(0.02)	$(0.13)	$(0.10)

Basic weighted average shares outstanding	8,375	8,262	8,330	8,255

Diluted weighted average shares outstanding	8,375	8,262	8,330	8,255

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Onvia, Inc.

Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended June 30, 2010 and June 30, 2009

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
	(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,082)	$(197)	$(1,065)	$(828)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	775	388	1,464	782
Loss on sale of property and equipment	—	—	—	—
Loss on abandonment of assets	967	—	967	—
Stock-based compensation	63	102	34	217
Change in operating assets and liabilities:
Accounts receivable	892	105	183	650
Prepaid expenses and other assets	37	(129)	182	120
Accounts payable	72	66	(27)	(146)
Accrued expenses	150	(250)	(204)	(363)
Unearned revenue	(651)	839	(104)	1,782
Deferred rent	(23)	(16)	(43)	(29)

Net cash provided by operating activities	1,200	908	1,387	2,185

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(356)	(74)	(668)	(101)
Additions to internal use software	(782)	(465)	(1,794)	(1,395)
Purchases of investments	(1,968)	(2,652)	(2,962)	(2,652)
Maturities of investments	4,954	—	7,953	—
Return of security deposits	—	—	135	135

Net cash provided by / (used in) investing activities	1,848	(3,191)	2,664	(4,013)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments on capital lease obligations	—	(33)	(6)	(64)
Proceeds from exercise of stock options	28	38	47	38

Repurchase of common stock for minimum tax obligations on options exercise	(427)	—	(427)	—

Net cash (used in) / provided by financing activities	(399)	5	(386)	(26)

Net increase / (decrease) in cash and cash equivalents	2,649	(2,278)	3,665	(1,854)

Cash and cash equivalents, beginning of period	2,663	13,467	1,647	13,043

Cash and cash equivalents, end of period	$5,312	$11,189	$5,312	$11,189

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